UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2017

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement Amendment

On April 18, 2017 (the “Eighth Amendment Effective Date”), Nuverra Environmental Solutions, Inc. (the “Company”) entered into an Eighth Amendment (Increase Amendment) to Term Loan Credit Agreement (the “Eighth Term Loan Agreement Amendment”) by and among the lenders named therein (the “Term Loan Lenders”), Wilmington Savings Fund Society, FSB (“Wilmington”), as administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”), as collateral agent, the Company, and the guarantors named therein, which further amends the Term Loan Credit Agreement, dated April 15, 2016, by and among Wilmington, the Term Loan Lenders, and the Company (the “Term Loan Agreement”), by increasing the Term Loan Lenders’ commitment and the principal amount borrowed by the Company under the Term Loan Agreement from $65,800,000 to $69,320,000 (the “Eighth Amendment Additional Term Commitment”). The Eighth Amendment Additional Term Commitment is in partial satisfaction of the requirement to fund Supplemental Term Loans (as defined in the Fifth Amendment to Term Loan Credit Agreement).

Pursuant to the Eighth Term Loan Agreement Amendment, the Company is required to use a portion of the net cash proceeds of the Eighth Amendment Additional Term Commitment of $3.52 million to pay the fees, costs and expenses incurred in connection with the Eighth Term Loan Agreement Amendment. The remaining net cash proceeds, subject to satisfaction of certain release conditions, will be available for general operating, working capital and other general corporate purposes. The Company intends to use the additional liquidity provided by the Eighth Amendment Additional Term Commitment to fund its business operations until the filing of a prepackaged plan of reorganization under chapter 11 of the United States Bankruptcy Code.

As a condition to the effectiveness of the Eighth Term Loan Agreement Amendment, the Company was required to enter into a letter agreement with the agent under the Company’s asset-based lending facility (the “ABL Facility”) providing, among other things, that the agent under the ABL Facility would not exercise any remedies with respect to the Eighth Amendment Additional Term Commitment deposited in the Company’s Master Account (as defined in the ABL Facility), subject to the terms of such letter agreement.

The Eighth Term Loan Agreement Amendment requires the Company, among other things, to (i) comply with the terms and conditions of the previously disclosed Restructuring Support Agreement; and (ii) within 5 days of the Eighth Amendment Effective Date, cause mortgage title policies to be issued for all real property collateral under the Company’s Term Loan Agreement and to pay all premiums for such title policies.

The foregoing description of the Eighth Term Loan Agreement Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the Eighth Term Loan Agreement Amendment, and such description is qualified in its entirety by reference to the full text of the Eighth Term Loan Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Letter Agreement Regarding Eighth Amendment Additional Term Commitment

On April 18, 2017, in connection with the Eighth Term Loan Agreement Amendment, the Company and Wells Fargo entered into a letter agreement regarding the Eighth Amendment Additional Term Commitment (the “Eighth Amendment Letter Agreement”). Pursuant to the Eighth Amendment Letter Agreement, Wells Fargo agreed to not exercise any remedies with respect to the cash proceeds received from the Eighth Amendment Additional Term Commitment that are deposited in the Company’s Master

Account, subject to the terms of such Eighth Amendment Letter Agreement. In addition, the Eighth Amendment Letter Agreement provides that in the event Wells Fargo or the lenders under the ABL Facility foreclose or otherwise obtain direct control over the Eighth Amendment Additional Term Commitment, such Eighth Amendment Additional Term Commitment shall be deemed to be held in trust by Wells Fargo or the lenders under the ABL Facility for the benefit of the Term Loan Lenders.

The foregoing description of the Eighth Amendment Letter Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Eighth Amendment Letter Agreement, and such description is qualified in its entirety by reference to the full text of the Eighth Amendment Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Intercreditor Agreement Amendments

On April 18, 2017, in connection with the Eighth Term Loan Agreement Amendment, the Company acknowledged and agreed to the terms and conditions under Amendment No. 6 to Intercreditor Agreement (the “Sixth Pari Passu Intercreditor Agreement Amendment”), dated April 18, 2017, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement, which further amends the Intercreditor Agreement, dated as of April 15, 2016, between Wells Fargo, as pari passu collateral agent, Wells Fargo, as administrative agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement. On April 18, 2017, in connection with the Eighth Term Loan Agreement Amendment, the Company acknowledged and agreed to the terms and conditions under Amendment No. 6 to Intercreditor Agreement (the “Second Lien Intercreditor Agreement Sixth Amendment”), dated April 18, 2017, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement, which further amends the Intercreditor Agreement, dated as of April 15, 2016, between Wells Fargo, as administrative agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as collateral agent under the indenture governing the 2021 Notes. The Sixth Pari Passu Intercreditor Agreement Amendment and the Second Lien Intercreditor Agreement Sixth Amendment permit the Eighth Amendment Additional Term Commitment by increasing the Term Loan Cap (as defined therein) from $72,380,000 to $76,252,000. The Term Loan Cap is higher than the commitment under the Term Loan Agreement, as it includes, in addition to the Lenders’ commitment under the Term Loan Agreement, origination fees paid in kind and a 10% cushion.

The foregoing descriptions of the Sixth Pari Passu Intercreditor Agreement Amendment and Second Lien Intercreditor Agreement Sixth Amendment are only summaries and do not purport to be a complete description of the terms and conditions under the Sixth Pari Passu Intercreditor Agreement Amendment and Second Lien Intercreditor Agreement Sixth Amendment, and such descriptions are qualified in their entirety by reference to the full text of the Sixth Pari Passu Intercreditor Agreement Amendment and Second Lien Intercreditor Agreement Sixth Amendment, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 17, 2017, the Company elected to exercise its 30-day grace periods and defer making the approximately $2 million in cash interest payments due April 17, 2017 on its 9.875% Senior Notes due 2018 (the “2018 Notes”), and the approximately $9 million in cash interest payments due April 17, 2017 on its 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”). Under the indenture governing the 2018 Notes (the “2018 Notes Indenture”) and the indenture governing the 2021 Notes (the “2021 Notes Indenture”), the Company has a 30-day grace period following the April 17, 2017 interest payment date to make the interest payments before an event of default would occur.

The occurrence of an event of default under the 2018 Notes Indenture would also constitute an event of default under the Company’s ABL Facility, Term Loan Agreement, and 2021 Notes Indenture, and the occurrence of an event of default under the 2021 Notes Indenture would also constitute an event of default under the Company’s ABL Facility, Term Loan Agreement, and 2018 Notes Indenture. As previously disclosed, the Company is in default under its ABL Facility and such default constitutes an event of cross-default under the Term Loan Agreement, 2018 Notes Indenture, and 2021 Notes Indenture. The lenders under the ABL Facility and Term Loan Agreement and the trustees and noteholders under the 2018 Notes Indenture and 2021 Notes Indenture have not yet exercised their rights and remedies in respect of such defaults; however, they may choose to do so at any time. The Company does not have sufficient liquidity to repay the obligations under the ABL Facility, Term Loan Agreement, 2018 Notes Indenture, or 2021 Notes Indenture. As such, the holders of the Company’s indebtedness may initiate foreclosure actions at any time. As previously disclosed, the Company intends to file a prepackaged plan of reorganization under chapter 11 of the United States Bankruptcy Code in order to restructure its outstanding indebtedness, as described in the Restructuring Support Agreement, dated as of April 9, 2017, by and among the Company and its subsidiaries and the holders of over 80% of the 2021 Notes, and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 12, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

4.1	Amendment No. 6 to Intercreditor Agreement, dated April 18, 2017, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement

4.2	Amendment No. 6 to Intercreditor Agreement, dated April 18, 2017, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement

10.1	Eight Amendment (Increase Amendment) to Term Loan Credit Agreement, dated April 18, 2017, by and among the Term Loan Lenders, Wilmington, Wells Fargo, the Company, and the guarantors named therein

10.2	Letter Agreement, dated April 18, 2017, between the Company and Wells Fargo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: April 20, 2017	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 6 to Intercreditor Agreement, dated April 18, 2017, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement

4.2	Amendment No. 6 to Intercreditor Agreement, dated April 18, 2017, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement

10.1	Eight Amendment (Increase Amendment) to Term Loan Credit Agreement, dated April 18, 2017, by and among the Term Loan Lenders, Wilmington, Wells Fargo, the Company, and the guarantors named therein

10.2	Letter Agreement, dated April 18, 2017, between the Company and Wells Fargo